Exhibit 99.1

Sirona Reports Fiscal 2009 Third Quarter and Year-to-Date Results

•	Third quarter revenues were $180.6 million compared to $186.9 million in prior year. On a constant currency basis, third quarter revenues increased 6.2%.

•	Operating income, excluding amortization expense, totaled $42.6 million, up 26.0% compared to the prior year period.

•	Third quarter cash flow from operations achieved a record level of $53.5 million.

•	Sirona reaffirms Fiscal Year 2009 guidance.

Long Island City, New York, July 31, 2009 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today reported its financial results for the quarter and nine months ended June 30, 2009.

Third Quarter Fiscal 2009 vs. Third Quarter Fiscal 2008 Financial Results

Revenue was $180.6 million, down 3.4% compared to prior year, but up 6.2% on a constant currency basis. By segment: Treatment Centers increased 5.8% (up 20.8% constant currency), CAD/CAM increased 4.9% (up 12.7% constant currency), Instruments declined 7.3% (up 6.1% constant currency), and Imaging Systems declined 15.9% (down 9.1% constant currency). Revenue in the United States decreased by 17.3%, impacted by lower CAD/CAM and Imaging sales. The decline in US CAD/CAM revenues was due to timing as we substantially increased shipments to international markets which had a record level of sales in the period. Outside the United States, revenue increased 2.5% (up 17.7% constant currency).

Gross profit increased $3.3 million to $86.8 million, up 4.0%. Gross profit margin expanded 3.4% to 48.1%, mainly driven by lower levels of deal related amortization.

Third quarter 2009 operating income excluding amortization expense was $42.6 million (operating income of $24.9 million plus amortization expense of $17.7 million), compared to $33.8 million (operating income of $10.2 million plus amortization expense of $23.6 million) in the prior year. Third quarter 2009 results include a $1.8 million restructuring expense.

Net income for the third quarter of 2009 was $20.5 million, or $0.37 per diluted share, compared to $6.7 million, or $0.121 per diluted share, for the third quarter of 2008. Third quarter 2009 earnings per share included $0.24 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.07 related to the revaluation of the Patterson exclusivity fee, a gain of $0.04 resulting from the revaluation of short-term intra-group loans, a $0.025 restructuring charge and a $0.016 non-cash gain. For the third quarter of

2008, earnings per share included $0.302 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting and a loss of $0.002 related to the revaluation of the Patterson exclusivity fee.

At June 30, 2009, the Company had cash and cash equivalents of $134.1 million and total debt of $463.6 million, resulting in net debt of $329.5 million. This compares to net debt of $403.8 million at September 30, 2008. The decrease in net debt was the mainly due to strong cash flow from operations in the 2009 fiscal year. In May, the Company paid back the first scheduled debt repayment of $79 million, six months ahead of schedule.

Chairman, President and CEO Jost Fischer commented, “Third quarter results were inline with our expectations. As previously indicated, we saw the positive impact of the International Dental Show in Cologne and continued traction of our new product launches. Two of our segments posted double-digit constant currency revenue growth. Imaging revenues declined, but still performed well compared to the marketplace for imaging products. Additionally, I am pleased that our short-term cost initiatives are delivering the intended results.”

Mr. Fischer continued: “During the quarter, we received a terrific response to our CEREC AC unit. It is clear that Sirona’s strategy is paying dividends. Our innovative offerings enable us to compete and win share, even in a difficult market environment.”

Fiscal 2009 Guidance

The Company reaffirmed its fiscal 2009 guidance and expects both revenues on a constant currency basis, and operating income excluding amortization to be flat as compared to fiscal 2008.

Nine Months Fiscal 2009 vs. Nine Months Fiscal 2008 Financial Results

Revenue was $525.1 million, a decrease of $51.4 million or 8.9% (down 1.1% constant currency) with growth rates for the Company’s business segments as follows: CAD/CAM Systems declined 4.9% (up 1.2% constant currency), Treatment Centers declined 7.7% (up 3.7% constant currency), Instruments declined 12.5% (down 1.7% constant currency), and Imaging Systems declined 12.5% (down 6.4% constant currency). Revenue in the United States decreased 8%. Outside the United States, revenue decreased 9.3% (up 2.3% constant currency).

Gross profit declined by $10.1 million to $254.1 million, down 3.8%. Gross profit margins expanded 2.6%, mainly due to a lower level of deal related amortization and product mix.

Nine months 2009 operating income excluding amortization expense was $113.3 million (operating income of $60.4 million plus amortization expense of $52.9 million), compared to $122.3 million (operating income of $53.6 million plus amortization expense of $68.7 million) in the prior year. Nine months 2009 results included a $4.5 million restructuring expense.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on July 31, 2009. The teleconference can be accessed by calling +1 866 700 6067 (domestic) or +1 617 213 8834 (international) using passcode # 23185796. The webcast of the conference call will be available via the Internet at www.sirona.com. A replay of the call will be available through August 7, 2009 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 55015385. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months ended June 30,		Nine months Ended June 30,
	2009	2008	2009	2008
	$’000s (except per share amounts)		$’000s (except per share amounts)

Revenue	$180,580	$186,938	$525,123	$576,505
Cost of sales	93,782	103,463	271,009	312,286

Gross profit	86,798	83,475	254,114	264,219

Selling, general and administrative expense	53,437	63,762	166,907	180,238
Research and development	9,897	11,829	30,998	37,504
Provision for doubtful accounts and notes receivable	421	158	867	355
Net other operating (income) and restructuring costs	(1,881)	(2,500)	(5,072)	(7,500)

Operating income	24,924	10,226	60,414	53,622

Foreign currency transactions (gain)/loss, net	(5,111)	(307)	5,558	(15,232)
(Gain)/loss on derivative instruments	(3,139)	(6,149)	1,588	(936)
Interest expense, net	5,331	6,645	16,988	20,046
Other expense	—	—	—	305

Income before taxes and minority interest	27,843	10,037	36,280	49,439
Income tax provision	6,683	3,011	9,045	14,832
Minority interest	692	316	613	(17)

Net income	$20,468	$6,710	$26,622	$34,624

Income per share
- Basic	$0.37	$0.12	$0.49	$0.63

- Diluted	$0.37	$0.12	$0.48	$0.63

Weighted average shares - basic	54,878,923	54,804,720	54,861,885	54,785,915

Weighted average shares - diluted	55,556,867	55,287,922	55,198,333	55,278,246

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009	September 30, 2008
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$134,135	$149,663
Restricted cash	886	934
Accounts receivable, net of allowance for doubtful accounts of $2,089 and $1,741, respectively	101,656	80,319
Inventories, net	77,878	77,733
Deferred tax assets	15,728	12,199
Prepaid expenses and other current assets	17,572	21,407
Income tax receivable	5,881	12,505

Total current assets	353,736	354,760

Property, plant and equipment, net of accumulated depreciation and amortization of $63,674 and $47,992, respectively	98,342	100,134
Goodwill	675,250	683,075
Investments	1,584	1,584
Intangible assets, net of accumulated amortization of $298,980 and $246,539, respectively	453,391	514,601
Other non-current assets	2,883	3,661
Deferred tax assets	847	1,190

Total assets	$1,586,033	$1,659,005

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$36,803	$39,803
Short-term debt and current portion of long-term debt	5,929	9,093
Income taxes payable	10,464	4,544
Deferred tax liabilities	197	1,650
Accrued liabilities and deferred income	94,199	85,309

Total current liabilities	147,592	140,399

Long-term debt	457,672	544,350
Deferred tax liabilities	159,244	174,420
Other non-current liabilities	8,480	11,489
Pension related provisions	47,181	47,378
Deferred income	72,500	80,000

Total liabilities	892,669	998,036

Minority interest	1,253	626

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized; 54,944,955 shares issued and 54,917,232 and 54,865,995 shares outstanding)	549	549
Additional paid-in capital	632,683	620,732
Treasury stock (27,723 at cost)	(284)	—
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	65,124	38,502
Accumulated other comprehensive income	43,142	49,663

Total shareholders’ equity	692,111	660,343

Total liabilities, minority interest and shareholders’ equity	$1,586,033	$1,659,005

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended June 30,
	2009	2008
	$’000s
Cash flows from operating activities
Net income	$26,622	$34,624

Adjustments to reconcile net income to net cash used in operating activities
Minority interest	607	(32)
Depreciation and amortization	68,152	79,320
Loss on disposal of property, plant and equipment	84	42
Loss/(gain) on derivative instruments	1,588	(936)
Loss/(gain) on foreign currency transactions	5,558	(15,232)
Deferred income taxes	(17,449)	(14,451)
Amortization of debt issuance cost	904	955
Compensation expense from stock options	11,553	11,466

Changes in assets and liabilities
Accounts receivable	(25,041)	(7,301)
Inventories	(1,604)	(6,619)
Prepaid expenses and other current assets	(1,482)	3,251
Restricted cash	36	(9)
Other non-current assets	(255)	437
Trade accounts payable	(3,958)	(13,054)
Accrued interest on long-term debt	(1,950)	(7,303)
Accrued liabilities and deferred income	2,278	(11,926)
Other non-current liabilities	(2,373)	223
Income taxes receivable	6,198	2,130
Income taxes payable	5,943	(4,643)

Net cash provided by operating activities	75,411	50,942

Cash flows from investing activities
Investment in property, plant and equipment	(14,903)	(26,974)
Proceeds from sale of property, plant and equipment	290	111
Purchase of intangible assets	(69)	(343)
Purchase of long-term investments	—	(165)
Sale of businesses, net of cash sold	4,985	—

Net cash used in investing activities	(9,697)	(27,371)

Cash flows from financing activities
Repayments of long-term debt	(79,708)	(10,121)
Purchase of treasury stock	(284)	—
Common shares issued under share based compensation plans	336	724
Tax effect of common shares exercised under share based compensation plans	62	178

Net cash used in financing activities	(79,594)	(9,219)

Change in cash and cash equivalents	(13,880)	14,352
Effect of exchange rate change on cash and cash equivalents	(1,648)	8,632
Cash and cash equivalents at beginning of period	149,663	99,842

Cash and cash equivalents at end of period	$134,135	$122,826

	Three months ended June 30,		Nine months ended June 30,
	2009	2008	2009	2008
	$’000s		$’000s
Net income	$20,468	$6,710	$26,622	$34,624
Net interest expense	5,331	6,645	16,988	20,046
Provision for income taxes	6,683	3,011	9,045	14,832
Depreciation	5,175	4,748	14,575	12,777
Amortization	17,692	23,598	52,905	68,716

EBITDA	$55,349	$44,712	$120,135	$150,995

Other Financial Data (unaudited)

Supplemental Information

	Three months ended June 30,		Nine months ended June 30,
	2009	2008	2009	2008
	$’000s		$’000s
Share-based compensation	$3,760	$3,968	$11,553	$11,466
Unrealized, non-cash (gain)/loss on revaluation of the carrying value of the $-denominated exclusivity fee	(4,813)	144	1,512	(10,221)
Unrealized, non-cash (gain)/loss on revaluation of the carrying value of short-term intra-group loans	(3,082)	(18)	830	(6,547)

	$(4,135)	$4,094	$13,895	$(5,302)

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes gains/losses recorded in the periods presented relating to early extinguishment of debt, stock option grants, revaluation of the carrying value of the dollar-denominated exclusivity payment and borrowings where the functional currency is Euro, and the Schick acquisition. Sirona’s management believes that these items are either nonrecurring or noncash in nature, and should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.36206 and $1.56333 for the three months ended June 30, 2009 and 2008, respectively, and $1.32967 and $1.50300 for the nine months ended June 30, 2009 and 2008, respectively.